AMENDMENT

TO THE AGENCY AGREEMENT

THIS AMENDMENT dated as of the 11th day of August 2022 (the “Amendment”) hereby amends the Global Securities Lending Agency Agreement, dated October 4, 2018, as previously amended (the “Agency Agreement”), between JPMorgan Trust I, JPMorgan Trust II, JPMorgan Trust IV, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Investment Trust, JPMorgan Institutional Trust, JPMorgan Insurance Trust, and Undiscovered Managers Funds (each, a “Trust”, and, collectively, the “Trusts”), each a registered management investment company organized and existing under the laws of Delaware, Massachusetts, or Maryland, each on behalf of their series portfolios listed as corresponding to such Trust’s name on Exhibit A severally and not jointly, (each series portfolio, a “Lender” and collectively, the “Lenders”) and Citibank, N.A. (“Agent”) (collectively, the “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agency Agreement.

WHEREAS, the Parties wishes to amend the Agency Agreement to remove JPMorgan Trust III as a party to the Agreement;

WHEREAS, the Parties desire to amend Schedule A to the Rider as set forth herein: and,

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	JPMorgan Trust III is hereby removed as a party to the Agreement, effective retroactively as of September 26, 2019.

2.	Exhibit A

Exhibit A to the Agency Agreement is hereby deleted in its entirety and amended with the Exhibit A attached hereto to update Lender fund names under the Agency Agreement and .

3.	Miscellaneous

(a)     This Amendment supplements and further amends the Agency Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agency Agreement or any provisions of the Agency Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)     Each reference to the Agency Agreement in that document and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agency Agreement as previously amended and further amended by this Amendment. Except as provided in this Amendment, the provisions of the Agency Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)     Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)    This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Citibank, N.A., as Agent	JPMorgan Trust I on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:	By:
Name:	Name:
Title:	Title:

JPMorgan Trust II on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

JPMorgan Trust IV on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

J.P. Morgan Fleming Mutual Fund Group, Inc. on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

J.P. Morgan Mutual Fund Investment Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

JPMorgan Institutional Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

JPMorgan Insurance Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

Undiscovered Managers Funds on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

LIST OF DESIGNATED ACCOUNTS

Registered Investment Company	Fund Name	Custody Account Number(s)
J.P. Morgan Fleming Mutual Fund Group, Inc.	JPMorgan Mid Cap Value Fund	P 55368
J.P. Morgan Mutual Fund Investment Trust	JPMorgan Growth Advantage Fund	P 55987
JPMorgan Institutional Trust	JPMorgan Core Bond Trust	P 85578
JPMorgan Institutional Trust	JPMorgan Intermediate Bond Trust	P 85580
JPMorgan Insurance Trust	JPMorgan Insurance Trust Core Bond Portfolio	P 85534
JPMorgan Insurance Trust	JPMorgan Insurance Trust Global Allocation Portfolio	AGM21 / P 99136
JPMorgan Insurance Trust	JPMorgan Insurance Trust Income Builder Portfolio	AGM26 / P 99137
JPMorgan Insurance Trust	JPMorgan Insurance Trust Mid Cap Value Portfolio	P 84061
JPMorgan Insurance Trust	JPMorgan Insurance Trust Small Cap Core Portfolio	P 84005
JPMorgan Insurance Trust	JPMorgan Insurance Trust U.S. Equity Portfolio	P 85528
JPMorgan Trust I	JPMorgan California Tax Free Bond Fund	P 55552
JPMorgan Trust I	JPMorgan Corporate Bond Fund	P 13932 / P 15742 / 81570
JPMorgan Trust I	JPMorgan Diversified Fund	P 63357 / P 16989 / P 84004 / P 84003 / P 84000 / P 84001 / P 62334 / 24719 / P 62335 / P 86866
JPMorgan Trust I	JPMorgan Emerging Markets Debt Fund	24723 / P 84006
JPMorgan Trust I	JPMorgan Emerging Markets Equity Fund	24729
JPMorgan Trust I	JPMorgan Equity Focus Fund	P 14271
JPMorgan Trust I	JPMorgan Europe Dynamic Fund	24728
JPMorgan Trust I	JPMorgan Floating Rate Income Fund	11940 / P 14270
JPMorgan Trust I	JPMorgan Global Allocation Fund	35300 / P 14632 / P 13829 / 86877
JPMorgan Trust I	JPMorgan Global Bond Opportunities Fund	37198 / 37197 / P 32654
JPMorgan Trust I	JPMorgan Hedged Equity Fund	P 75526
JPMorgan Trust I	JPMorgan High Yield Municipal Fund	P 65126
JPMorgan Trust I	JPMorgan Income Builder Fund	43396 / 74296 / P 64499
JPMorgan Trust I	JPMorgan Income Fund	AEO27 / P 85465
JPMorgan Trust I	JPMorgan Intermediate Tax Free Bond Fund[1]	P 55551
JPMorgan Trust I	JPMorgan International Equity Fund	08858
JPMorgan Trust I	JPMorgan International Focus Fund	83364
JPMorgan Trust I	JPMorgan International Value Fund	24730
JPMorgan Trust I	JPMorgan Managed Income Fund	75036 / P 10752

[1]	To be renamed JPMorgan National Municipal Income Fund on or about August 15, 2022.

JPMorgan Trust I	JPMorgan Mid Cap Equity Fund	P 81548 / P 84725
JPMorgan Trust I	JPMorgan New York Tax Free Bond Fund	P 55550
JPMorgan Trust I	JPMorgan Opportunistic Equity Long/Short Fund	P 92481
JPMorgan Trust I	JPMorgan Research Market Neutral Fund	P 55815
JPMorgan Trust I	JPMorgan Short Duration Core Plus Fund	ABD53 / P 15727
JPMorgan Trust I	JPMorgan Small Cap Blend Fund	P 81384
JPMorgan Trust I	JPMorgan Small Cap Equity Fund	P 49565
JPMorgan Trust I	JPMorgan Small Cap Sustainable Leaders Fund	P 81550
JPMorgan Trust I	JPMorgan Strategic Income Opportunities Fund	51644 / P 73776 / 76755
JPMorgan Trust I	JPMorgan Tax Aware Equity Fund	P 55553
JPMorgan Trust I	JPMorgan Tax Aware Real Return Fund	P 60774
JPMorgan Trust I	JPMorgan Total Return Fund	P 73537
JPMorgan Trust I	JPMorgan U.S. Applied Data Science Value Fund	P 57631
JPMorgan Trust I	JPMorgan U.S. Equity Fund	P 55560
JPMorgan Trust I	JPMorgan U.S. GARP Equity Fund	P 57632
JPMorgan Trust I	JPMorgan U.S. Large Cap Core Plus Fund	P 61091
JPMorgan Trust I	JPMorgan U.S. Research Enhanced Equity Fund	P 55561
JPMorgan Trust I	JPMorgan U.S. Small Company Fund	P 55562
JPMorgan Trust I	JPMorgan U.S. Sustainable Leaders Fund	P 57634
JPMorgan Trust I	JPMorgan U.S. Value Fund	G 04421
JPMorgan Trust I	JPMorgan Unconstrained Debt Fund	23602 / P 12036 / 75048
JPMorgan Trust I	JPMorgan Value Advantage Fund	P 60363
JPMorgan Trust II	JPMorgan Core Bond Fund	36711 / P 85517
JPMorgan Trust II	JPMorgan Core Plus Bond Fund	38883 / P 87204
JPMorgan Trust II	JPMorgan Equity Income Fund	P 85485
JPMorgan Trust II	JPMorgan Equity Index Fund	P 85488
JPMorgan Trust II	JPMorgan Government Bond Fund	P 85520
JPMorgan Trust II	JPMorgan High Yield Fund	36759 / P 85522
JPMorgan Trust II	JPMorgan Large Cap Growth Fund	P 85483
JPMorgan Trust II	JPMorgan Large Cap Value Fund	P 85484
JPMorgan Trust II	JPMorgan Limited Duration Bond Fund	P 85514
JPMorgan Trust II	JPMorgan Mid Cap Growth Fund	P 85480
JPMorgan Trust II	JPMorgan Mortgage-Backed Securities Fund	P 85519
JPMorgan Trust II	JPMorgan Short Duration Bond Fund	P 85515
JPMorgan Trust II	JPMorgan Short-Intermediate Municipal Bond Fund	P 85504
JPMorgan Trust II	JPMorgan Small Cap Growth Fund	P 85478
JPMorgan Trust II	JPMorgan Small Cap Value Fund	P 85479
JPMorgan Trust II	JPMorgan SMID Cap Equity Fund	P 85482
JPMorgan Trust II	JPMorgan Sustainable Municipal Income Fund	P 85507
JPMorgan Trust II	JPMorgan Tax Free Bond Fund	P 85506
JPMorgan Trust IV	JPMorgan Core Focus SMA Fund	P 91675
JPMorgan Trust IV	JPMorgan Emerging Markets Research Enhanced Equity Fund	EPM58
JPMorgan Trust IV	JPMorgan Equity Premium Income Fund	P 74384
JPMorgan Trust IV	JPMorgan Hedged Equity 2 Fund	G 29315
JPMorgan Trust IV	JPMorgan Hedged Equity 3 Fund	G 29316

JPMorgan Trust IV	JPMorgan International Hedged Equity Fund	EQR71
JPMorgan Trust IV	JPMorgan Macro Opportunities Fund	ERH23
JPMorgan Trust IV	JPMorgan Preferred and Income Securities Fund	G 43972
JPMorgan Trust IV	JPMorgan Ultra-Short Municipal Fund	P 59481
Undiscovered Managers Funds	Undiscovered Managers Behavioral Value Fund	P 85326